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                                                                     EXHIBIT 5.1



                                  [LETTERHEAD]


                                February 2, 2000


NBC Internet, Inc.
225 Bush Street
San Francisco, CA 94104


Ladies and Gentlemen:


    At your request, we have examined the Registration Statement on Form S-1 (File No. 333-94655) of NBC Internet, Inc., a Delaware corporation (the "Company"), originally filed with the Securities and Exchange Commission on January 14, 2000, as amended (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 6,727,500 shares of the Company's Class A common stock, $.0001 par value (the "Common Stock"), 4,040,000 of which are authorized but unissued Common Stock to be offered and sold by the Company (including up to 390,000 shares subject to the underwriters' over-allotment option), 1,250,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders") (including up to 300,000 shares subject to the underwriters' over-allotment option), and 1,437,500 of which are presently issued and outstanding and may be delivered by the TRACES stockholder identified as such in the Registration Statement (the "Traces Stockholder") to the NBCi Automatic Common Exchange Security Trust (the "Trust") upon exchange of the Automatic Common Exchange Securities of the Trust (including up to 187,500 shares if the underwriters' over-allotment option in respect of the Automatic Common Exchange Securities is exercised in full).


    As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Common Stock.


    We are of the opinion that the up to 1,250,000 shares of Common Stock to be sold by the Selling Stockholders, and the up to 1,437,500 shares of Common Stock that may be delivered by the TRACES Stockholder, pursuant to the Registration Statement are validly issued, fully paid and non-assessable, and that the up to 4,040,000 shares of Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.


    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                          Very truly yours,
                                          /s/ Morrison & Foerster LLP
                                          Morrison & Foerster LLP